Exhibit 5

CHARLES D. CALVIN ccalvin@faegre.com (303) 607-3677

October 8, 2013

Public Service Company of Colorado
1800 Larimer Street, Suite 1100
Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel for Public Service Company of Colorado, a Colorado corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of the following securities (the “Securities”):

(i)	secured unsubordinated debt securities of the Company in the form filed as Exhibit 4(a)(4) to the Registration Statement, with appropriate insertions (the “Mortgage Bonds”); and

(ii)	unsecured unsubordinated debt securities of the Company in the form filed as Exhibit 4(b)(4) to the Registration Statement, with appropriate insertions (the “Senior Debt Securities”).

The Securities may be offered in separate series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Mortgage Bonds are to be issued under the Indenture dated October 1, 1993 between the Company and U.S. Bank National Association, as successor trustee (the “Mortgage Bond Trustee”), as supplemented by Supplemental Indenture No. 3 dated as of September 2, 1994 and Supplemental Indenture No. 20 dated as of November 1, 2010 (collectively, the “Mortgage Bond Indenture”), filed as Exhibit 4(a)(1) to the Registration Statement. The Senior Debt Securities are to be issued under the Indenture dated July 1, 1999 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Senior Trustee”), filed as Exhibit 4(b)(1) to the Registration Statement (the “Senior Indenture” and together with the Mortgage Bond Indenture, referred to herein collectively as the “Indentures” and individually as an “Indenture”).

Public Service Company of Colorado
October 8, 2013

As part of the corporate actions taken and to be taken (the “Corporate Proceedings”) in connection with issuance of any Securities to be issued and sold from time to time under the Registration Statement, the Board of Directors, a committee thereof or certain authorized officers of the Company as authorized by the Board of Directors must, before such Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of such Securities.

We have examined or are otherwise familiar with the Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws (collectively, the “Constituent Documents”) of the Company, the Registration Statement, such of the Corporate Proceedings as have occurred on or before the date hereof, and such other documents, records, certifications and instruments as we have deemed necessary or appropriate for the purposes of this opinion.

Based on the foregoing, we are of the opinion that:

1.            Upon qualification of the Mortgage Bond Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the Mortgage Bond Indenture will be a valid and binding obligation of the Company with respect to issuances of any Mortgage Bonds under the Registration Statement.

2.            With respect to any Mortgage Bonds, upon (a) qualification of the Mortgage Bond Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Mortgage Bonds, (c) the due execution and delivery by the Company of such Mortgage Bonds, and (d) the due authentication by the Mortgage Bond Trustee of such Mortgage Bonds pursuant to the Mortgage Bond Indenture, such Mortgage Bonds will be valid and binding obligations of the Company.

3.            Upon qualification of the Senior Indenture under the Trust Indenture Act, the Senior Indenture will be a valid and binding obligation of the Company with respect to issuance of any Senior Debt Securities under the Registration Statement.

4.            With respect to any Senior Debt Securities, upon (a) qualification of the Senior Indenture under the Trust Indenture Act, (b) the completion of all required Corporate Proceedings with respect to the issuance and terms of such Senior Debt Securities, (c) the due execution and delivery by the Company of such Senior Debt Securities, and (d) the due authentication by the Senior Trustee of such Senior Debt Securities pursuant to the Senior Indenture, such Senior Debt Securities will be valid and binding obligations of the Company.

To the extent they relate to the validity, binding effect or enforceability of provisions of any instrument or agreement, each of the foregoing opinions is limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, voidable preference, receivership and other laws of general application affecting creditors’ rights and, in the case of the Mortgage Bond Indenture and the Mortgage Bonds, laws affecting the rights of mortgagees and other secured parties generally and state laws which affect the enforcement of certain remedial provisions, (ii) general principles of equity, including but not limited to concepts of materiality, reasonableness, good faith, fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, whether considered in a proceeding in equity or at law, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

Public Service Company of Colorado
October 8, 2013

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Securities Act and will continue to be effective, (b) a prospectus supplement describing each series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission, (c) the Trustee under each Indenture shall have satisfied those legal requirements that are applicable to it to the extent necessary to make such Indenture enforceable against it, (d) the Trustee under each Indenture and the holders of the Securities issued under each Indenture shall have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce such Indenture and such Securities against the Company, (e) the terms of the Securities will be established in conformity with the applicable Indenture and so as not to violate, or be invalid, void or voidable under, any applicable law, (f) the Company shall have obtained all governmental and third party authorizations, consents and approvals and shall have made all filings and registrations required to enable it to execute, deliver and perform its obligations under, and consummate the transactions contemplated by, the Indentures and the Securities, including without limitation an order of the Public Utilities Commission of the State of Colorado authorizing and approving the issuance and sale of the Securities, and such execution, delivery, performance and consummation does not, and at all relevant times will not, violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon the Company or its properties, and (g) the Securities will be issued (i) upon receipt by the Company of the consideration therefor designated in the applicable Corporate Proceedings, which consideration shall be legally sufficient, and (ii) otherwise in accordance with, and in compliance with any limitations set forth in, the applicable Corporate Proceedings.

We have also assumed that (a) at the time the Securities are authorized, executed and delivered by the Company, (i) the Company will continue to be duly organized, validly existing and in good standing under the laws of the State of Colorado, and (ii) there will not have occurred any changes in the general corporation statute of the State of Colorado or in the articles of incorporation or bylaws of the Company affecting such authorization, execution or delivery, and  (b) no relevant Corporate Proceedings, once completed, will be modified or rescinded.

We have further assumed that each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

The opinions herein expressed are limited to the specific issues addressed and to documents and laws existing on the date hereof.  By rendering our opinion, we do not undertake to advise you with respect to any other matter or of any change in such documents and laws or in the interpretation thereof which may occur after the date hereof.

Public Service Company of Colorado
October 8, 2013

Our opinions set forth herein are limited to the laws of the State of Colorado and the laws of the State of New York, in each case of general applicability. We have assumed that the choice of law to govern the Indentures and the Securities will be upheld.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Opinions” with respect to the matters stated therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

FAEGRE BAKER DANIELS LLP

By	/s/ Charles D. Calvin
Charles D. Calvin